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                                                                   Exhibit 10.7

                             TUSCARORA INCORPORATED

            RETIREMENT POLICY AND PLAN FOR NON-EMPLOYEE DIRECTORS
         (As Amended by the Board of Directors on December 14, 1994)

                 The purpose of the Retirement Policy and Plan for Non-Employee Directors (the "Plan") is to set forth the policy of Tuscarora Incorporated (the "Company") with regard to the retirement of directors of the Company who are not current or former employees of the Company (the "Non-Employee Directors") and to provide retiring Non-Employee Directors with post-retirement benefits in recognition of their service to the Company.

                                  SECTION I.

                              Retirement Policy;
                       Application to Present Directors
                       --------------------------------

                 It is the policy of the Company that Non-Employee Directors not be nominated by the Board of Directors for reelection as directors after the Non-Employee Directors have reached the age of 70.

                 The policy set forth in of the preceding paragraph does not apply to any Non-Employee Director who is a director as of the effective date of the Plan.

                                 SECTION II.

                             Retirement Benefits
                             -------------------

                 Any Non-Employee Director who (i) has retired from the Board,
(ii) has reached the age of 60 and (iii) had completed at least five years of service on the Board of Directors of the Company at the time he retired from the Board shall receive a retirement benefit equal to 50% of the maximum amount payable each year to active Non-Employee Directors as a retainer and for attendance at meetings of the Board. Payments will be made to retired Non-Employee Directors at the same time and in the same manner as payments are made to active directors. The Non-Employee Director benefits shall not include any compensation for committees served upon or bonuses provided to active directors.

                 Non-Employee Director benefits for any Non-Employee Director shall terminate upon the earliest to occur of (i) expiration of a period of time equal to the period of time the Non-Employee Director served upon the Board of the Company, (ii) the death of such director or (iii) the tenth anniversary of the date on which the Non-Employee Director retires from the Board of Directors. There are no survivor benefits payable under the Plan.
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                 A Non-Employee Director shall not be considered to have
"retired" if, among other things, such director is involuntarily terminated by the Board.

                                 SECTION III.

                                Administration
                                --------------

                 The Plan shall be administered by the Board of Directors of the Company. The Board shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

                 Neither the Company nor the Board shall be liable for any act done or interpretation made in good faith or for any good faith omission to act with respect to the Plan, including without limitation interpretation of what constitutes "retirement" of a Director and what constitutes ordinary director compensation at any time.

                                 SECTION IV.

                       Amendment or Termination of Plan
                       --------------------------------

                 The Board reserves the right to amend or terminate the Plan at any time. No amendment or termination shall affect the rights under the Plan of any retired Non-Employee Director receiving benefits at the time of such amendment or termination, nor shall it result in the forfeiture of any benefits paid under the Plan before the effective date of the amendment or termination.

                                  SECTION V.

                                Effective Date
                                --------------

                 The Plan shall become effective on June 25, 1991.

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